SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Index Funds, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BlackRock is proposing to combine its three S&P 500 retail products into one S&P 500 Index product.

•	BlackRock is currently soliciting shareholders of the BlackRock S&P 500 Index Fund.

•	Shareholders of BlackRock Index Equity Portfolio have cast sufficient votes to approve the reorganization of their fund into BlackRock S&P 500 Stock Fund.

•	The reorganization of the Master S&P 500 Index Series into the S&P 500 Stock Master Portfolio has also been approved by shareholders.

•

If the reorganization of the BlackRock S&P 500 Index Fund into BlackRock S&P 500 Stock Fund is approved, the BlackRock S&P 500 Index Fund and the BlackRock Index Equity Portfolio will merge into BlackRock S&P 500 Stock Fund (the “Combined Fund”).

•	BlackRock S&P 500 Index Fund shareholders will receive the same share class of the Combined Fund (Investor A or Institutional) that they currently hold.

•	Additionally, for each share class, assuming the reorganization occurred on December 31, 2011, pro forma net expenses of the Combined Fund are expected to decrease, as indicated in the table below.

•	The funds involved have substantially similar investment objectives, holdings and are managed by the same portfolio management team.

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The fund has engaged Institutional Shareholder Services Inc. (ISS), an independent third-party entity, that has prepared a research report that recommends that shareholders vote FOR the proposed reorganization. Shareholders can delegate proxy voting rights to ISS by contacting ISS using the information below.

Below is a timeline of events that have occurred or are expected to take place.

January 21 – February 22, 2013 — Solicitation of shareholder votes through a telephone campaign

February 22, 2013 — Shareholder meeting

Weekend of March 22, 2013 — If proposal is approved, the S&P 500 Index Fund and Index Equity Portfolio will reorganize into the S&P 500 Stock Fund

February 22 – March 15, 2013 – If required shareholder approval is not received at the February 22, 2013 shareholder meeting, the shareholder meeting will be adjourned and additional solicitation of S&P 500 Index Fund shareholders will occur during this time.

Please remind your clients to VOTE their shares through one of the methods below:

•	Phone: call the automated numbers, 1-800-454-8683, and have the proxy card handy.

•	Internet: www.proxyvote.com

•	Mail: Complete the proxy card enclosed with the supplemental proxy materials and return it in the postage-paid envelope that accompanied it.

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In the event that your clients wish to delegate proxy voting rights to ISS, please tell clients to visit the ISS website at www.issproxy.com, or call 1-646-778-4190 to speak with an ISS representative.

Please contact Chris Mazza (212-810-XXXX) or Victoria Fung (415-218-XXXX) for more information.

Expense Comparison Table

Share Classes of S&P 500 Index Fund	Expense Before (%) *	Expense After (%) *	Share Classes of Combined Fund
Investor A			Investor A
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.57	0.49	Gross Expense
Net Expense**	0.56	0.48	Net Expense

Institutional			Institutional
Management Fee	0.01	0.05	Management Fee
Gross Expense	0.31	0.24	Gross Expense
Net Expense**	0.30	0.23	Net Expense

*Fee table estimates based on data from December 31, 2011. All expenses are expressed as a percentage of fund net assets. ** The Net Expenses are Gross Expenses after certain contractual caps disclosed in the fund’s prospectus. Please refer to the Combined Prospectus/Proxy Statement for more detailed information regarding the Target Feeder Funds’ contractual caps. BlackRock has contractually agreed to reimburse or provide offsetting credits to the Combined Fund, as applicable, for Independent Expenses (as described in the Combined Fund’s prospectus) through August 31, 2013. Contractual waivers are terminable upon 90 days’ notice by the fund’s independent trustees or by a majority vote of outstanding fund securities.

* For additional detail, please review the attached supplemental proxy statement.